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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        ________________________________

                                    FORM 8-K
                                 CURRENT REPORT

                        ________________________________

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 15, 2004

                        ________________________________

                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

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
           DELAWARE                            0-21487                      13-3904147
(STATE OR OTHER JURISDICTION OF        (COMMISSION FILE NUMBER)          (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                                           IDENTIFICATION NO.)
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                  75 WEST 125TH STREET, NEW YORK, NY 10027-4512
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

       Registrant's telephone number, including area code: (212) 876-4747



                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEMS 1 THROUGH 7.  NOT APPLICABLE.


ITEM 8.01. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On September 15, 2004, Carver Bancorp, Inc. issued a press release and mailed a Notice of Redemption and a related Letter of Transmittal to the holders of its Series A and Series B Convertible Preferred Stock (the "Preferred Shares"), par value $0.01 per share, stating that it will redeem all 40,000 outstanding shares of its Series A Convertible Preferred Stock and all 60,000 outstanding shares of its Series B Convertible Preferred Stock. The Preferred Shares will be redeemed on October 15, 2004 at a redemption price of $26.97 per share plus $0.65 in accrued and unpaid dividends to, but excluding, October 15, 2004 for an aggregate redemption price of $27.62 per Preferred Share. Dividends on the Preferred Shares will cease to accrue on October 15, 2004. For further information regarding the redemption, see the press release which has been filed as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b) Not applicable.

(c)    Exhibits

         The following Exhibit is filed as part of this report.

         Exhibit 99.1 Press release dated September 15, 2004.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          CARVER BANCORP, INC.


                                          By: /s/ Deborah C. Wright
                                             ----------------------------------
                                                  Deborah C. Wright
                                                  President & CEO





Dated:  September 16, 2004





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                                  EXHIBIT INDEX
 EXHIBIT
 NUMBER            DESCRIPTION
  99.1          Press release dated September  15, 2004.